Exhibit 99.2

漢 坤 律 師 事 務 所

HAN KUN LAW OFFICES

Room 2103, 21/F, Kerry Plaza Tower 3, 1-1 Zhongxinsi Road, Futian District, Shenzhen 518048, Guangdong, P. R. China

TEL: (86 755) 3680 6500; FAX: (86 755) 3680 6599

北京 Beijing • 上海 Shanghai • 深圳 Shenzhen • 香港 Hong Kong

www.hankunlaw.com

October 1, 2018

To: Tencent Music Entertainment Group

17/F, Malata Building, Kejizhongyi Road

Midwest District of Hi-tech Park

Nanshan District, Shenzhen, 518057

The People’s Republic of China

Re: Legal Opinion on Certain PRC Legal Matters

Dear Sirs or Madams:

We are qualified lawyers of the People’s Republic of China (the “PRC” or “China”, excluding, for the purpose of this opinion only, the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and as such are qualified to issue this opinion on the laws and regulations of the PRC effective as of the date hereof.

We act as the PRC counsel to Tencent Music Entertainment Group (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with (i) the proposed initial public offering (the “Offering”) of a certain number of American depositary shares (the “ADSs”), each ADS representing a certain number of Class A ordinary shares of the Company (the “Ordinary Shares”), by the Company as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Offering, and (ii) the Company’s proposed listing of the ADSs on the New York Stock Exchange or the Nasdaq Global Market.

A.	Documents and Assumptions

In rendering this opinion, we have reviewed or examined the Registration Statement, and other documents as we have considered necessary or advisable for the purpose of rendering this opinion, including but not limited to originals or copies of the due diligence documents provided to us by the Company and the Material PRC Companies (as defined below) and such other documents, corporate records and certificates issued by the Governmental Agencies (collectively, the “Documents”). Where certain facts were not independently established and verified by us, we have relied upon certificates or statements issued or made by competent Governmental Agencies (as defined below) or appropriate representatives of the Company or the Material PRC Companies.

CONFIDENTIALITY. This document contains confidential information which may also be privileged. Unless you are the addressee (or authorized to receive for the addressee), you may not copy, use, or distribute it. If you have received it in error, please advise Han Kun Law Offices immediately by telephone or facsimile and return it promptly by mail. Thanks.

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In rendering this opinion, we have assumed without independent investigation that (the “Assumptions”):

(i)

all signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

(ii)

each of the parties to the Documents (i) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation; or (ii) if an individual, has full capacity for civil conduct; each of them has full power and authority to execute, deliver and perform its obligations under the Documents to which it is a party in accordance with the laws of its jurisdiction of organization or incorporation or the laws that it/she/he is subject to;

(iii)

unless otherwise indicated in the Documents, the Documents that were presented to us remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this opinion;

(iv)	the laws of jurisdictions other than the PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with;

(v)	all requested Documents have been provided to us and all factual statements made to us by the Company and the Material PRC Companies in connection with this opinion are true, correct and complete; and

(vi)

all the explanations and interpretations provided by the officers of Governmental Agencies duly reflect the official position of the Governmental Agencies, and all the factual statements provided by the Company and Material PRC Companies, including but not limited to the statements set forth in the Documents, are complete, true and correct.

B.	Definitions

In addition to the terms defined in the context of this opinion, the following capitalized terms used in this opinion shall have the meanings ascribed to them as follows.

“Beijing Kuwo”	means Beijing Kuwo Technology Co., Ltd. (北京酷我科技有限公司), a company incorporated in Beijing under the PRC Laws.

“Beijing Tencent Music”	means Tencent Music (Beijing) Co., Ltd. (腾讯音乐(北京)有限公司), formerly known as Ocean Interactive (Beijing) Information Technology Co., Ltd. (海洋互动(北京)信息技术有限公司), a company incorporated in Beijing under the PRC Laws.

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“Governmental Agency”	means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC, or any body exercising, or entitled to exercise, any administrative, judicial, legislative, police, regulatory, or taxing authority or power of similar nature in the PRC.

“Governmental Authorization”	means any license, approval, consent, waiver, order, sanction, certificate, authorization, filing, declaration, disclosure, registration, exemption, permission, endorsement, annual inspection, clearance, qualification, permit or license by, from or with any Governmental Agency pursuant to any PRC Laws.

“Guangzhou Kugou”	means Guangzhou Kugou Computer Technology Co., Ltd. (广州酷狗计算机科技有限公司), a company incorporated in Guangzhou under the PRC Laws.

“Material PRC Companies”	means, collectively, these entities as listed in Schedule A attached hereto, and each a “Material PRC Company”.

“M&A Rules”	means the Rules on Merger and Acquisition of Domestic Enterprises by Foreign Investors (关于外国投资者并购境内企业的规定) promulgated by six Governmental Agencies, including the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission of the State Council, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission, and the State Administration of Foreign Exchange, which became effective on September 8, 2006 and was amended on June 22, 2009 by the Ministry of Commerce.

“PRC Laws”	means all applicable national, provincial and local laws, regulations, rules, notices, orders, decrees and judicial interpretations by the Supreme People’s Court of the PRC of the foregoing, in each case, currently in effect and publicly available on the date of this opinion.

“Shenzhen Ultimate Music”	means Shenzhen Ultimate Music Culture and Technology Co., Ltd. (深圳市爱听卓乐文化科技有限公司), a company incorporated in Shenzhen under the PRC Laws.

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“Shenzhen Ultimate WFOE”	means Shenzhen Ultimate Xiangyue Culture and Technology Co., Ltd. (深圳爱听享乐文化科技有限公司), a company incorporated in Shenzhen under the PRC Laws.

“Tencent Music Shenzhen”	means Tencent Music Entertainment (Shenzhen) Co., Ltd. (腾讯音乐娱乐(深圳)有限公司), a company incorporated in Shenzhen under the PRC Laws.

“TME Shenzhen WFOE”	means Tencent Music Entertainment Technology (Shenzhen) Co., Ltd. (腾讯音乐娱乐科技(深圳)有限公司).

“VIE Agreements”	means the contracts, agreements and instruments as listed in Schedule B attached hereto.

“Xizang Qiming”	means Xizang Qiming Music Co., Ltd. (西藏齐鸣音乐有限公司), a company incorporated in Tibet under the PRC Laws.

“Yeelion Online”	means Yeelion Online Network Technology (Beijing) Co., Ltd. (亿览在线网络技术(北京)有限公司), a company incorporated in Beijing under the PRC Laws.

C.	Opinions

Based on our review of the Documents and subject to the Assumptions and the Qualifications, we are of the opinion that:

(i) VIE Structure. The ownership structure of the Material PRC Companies, both currently and immediately after giving effect to the Offering, do not and will not contravene applicable PRC Laws. Each of the VIE Agreements is valid and binding upon each party thereto and enforceable against each party thereto in accordance with its terms and applicable PRC Laws. There are, however, substantial uncertainties regarding the interpretation and application of PRC Laws and future PRC laws and regulations, and there can be no assurance that the Governmental Agencies will take a view that is not contrary to or otherwise different from our opinion stated above.

(ii) Taxation. The statements made in the Registration Statement under the caption “Taxation—People’s Republic of China Taxation”, to the extent that the discussion states definitive legal conclusions under PRC tax laws, are accurate in all material respects.

(iii) M&A Rules. Based on our understanding of the explicit provisions under the PRC Laws, we are of the opinion that the China Securities Regulatory Commission’s approval is not required to be obtained for the Offering or the Listing, because (i) the China Securities Regulatory Commission currently has not issued any definitive rule or interpretation concerning whether the Offering are subject to the M&A Rules; (ii) Beijing Tencent Music, Yeelion Online, Shenzhen Ultimate WFOE and TME Shenzhen WFOE that are wholly foreign-owned enterprises were established by means of direct investment and not through mergers or acquisitions of the equity or assets of a “PRC domestic company” as such term is defined under the M&A Rules; and (iii) no explicit provision in the M&A Rules classifies the contractual arrangements under the VIE Agreements as a type of acquisition transaction falling under the M&A Rules.

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D.	Qualifications

Our opinion expressed above is subject to the following qualifications (the “Qualifications”):

i.

Our opinion is limited to the PRC Laws of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC.

ii.	There is no guarantee that any of the PRC Laws, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect.

iii.

Our opinion is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (iii) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or calculation of damages; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

iv.

This opinion is issued based on our understanding of the current PRC Laws. For matters not explicitly provided under the current PRC Laws, the interpretation, implementation and application of the specific requirements under the PRC Laws are subject to the final discretion of competent PRC legislative, administrative and judicial authorities, and there can be no assurance that the Governmental Agencies will ultimately take a view that is not contrary to our opinion stated above. Under relevant PRC laws and regulations, foreign investment is restricted in certain businesses and subject to Governmental Authorizations. The interpretation and implementation of these laws and regulations, and their application to and effect on the legality, binding effect and enforceability of contracts, including the VIE Agreements, are subject to the discretion of competent Governmental Agencies.

v.

We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the Material PRC Companies and Governmental Agencies.

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vi.

As used in this opinion, the expression “to our best knowledge after due inquiry” or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company and the Material PRC Companies in connection with the Offering and the transactions contemplated thereunder. We have not undertaken any independent investigation to ascertain the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company and the Material PRC Companies or the rendering of this opinion.

vii.

This opinion is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.

This opinion is delivered solely for the purpose of and in connection with the Registration Statement publicly submitted to the U.S. Securities and Exchange Commission on the date of this opinion and may not be used for any other purpose without our prior written consent.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the use of our firm’s name under the captions “Risk Factors,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “PRC Regulation,” “Taxation” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ HAN KUN LAW OFFICES
HAN KUN LAW OFFICES

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Schedule A

List of the Material PRC Companies

1.	Tencent Music (Beijing) Co., Ltd. (腾讯音乐(北京)有限公司);

2.	Tencent Music Entertainment (Shenzhen) Co., Ltd. (腾讯音乐娱乐(深圳)有限公司);

3.	Tencent Music Entertainment Technology (Shenzhen) Co., Ltd. (腾讯音乐娱乐科技(深圳)有限公司);

4.	Yeelion Online Network Technology (Beijing) Co., Ltd. (亿览在线网络技术(北京)有限公司);

5.	Beijing Kuwo Technology Co., Ltd. (北京酷我科技有限公司);

6.	Guangzhou Kugou Computer Technology Co., Ltd. (广州酷狗计算机科技有限公司);

7.	Shenzhen Ultimate Xiangyue Culture and Technology Co., Ltd. (深圳爱听享乐文化科技有限公司);

8.	Shenzhen Ultimate Music Culture and Technology Co., Ltd. (深圳市爱听卓乐文化科技有限公司); and

9.	Xizang Qiming Music Co., Ltd. (西藏齐鸣音乐有限公司).

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Schedule B

List of VIE Agreements

Guangzhou Kugou

1.	Exclusive Technical Service Agreement (独家技术服务协议) dated March 26, 2018 between Beijing Tencent Music and Guangzhou Kugou;

2.

Exclusive Option Agreement (独家购买权协议) dated as of March 26, 2018 among Beijing Tencent Music, Guangzhou Kugou, Xie Guomin (谢国民), Xie Zhenyu (谢振宇), Hu Huan (胡欢), Xu Hanjie (徐汉杰), Hangzhou Yong Xuan Yong Ming Capital Investment Partnership (Limited Partnership) (杭州永宣永铭股权投资合伙企业(有限合伙)), Kashi Tianshan Red Sea Venture Capital Co., Ltd. (喀什天山红海创业投资有限公司), Shenzhen Litong Industry Investment Fund Co., Ltd. (深圳市利通产业投资基金有限公司), Dong Jianming (董健明), Gao Yaping (高雅萍), Guangzhou Lekong Investment Partnership (Limited Partnership) (广州乐控投资合伙企业(有限合伙)), Qiu Zhongwei (邱中伟), Tang Liang (唐亮) and Linzhi Lichuang Information Technology Co., Ltd. (林芝利创信息技术有限公司);

3.

Equity Interest Pledge Agreement (股权质押协议) dated as of March 26, 2018 among Beijing Tencent Music, Guangzhou Kugou, Xie Guomin (谢国民), Xie Zhenyu (谢振宇), Hu Huan (胡欢), Xu Hanjie (徐汉杰), Hangzhou Yong Xuan Yong Ming Capital Investment Partnership (Limited Partnership) (杭州永宣永铭股权投资合伙企业(有限合伙)), Kashi Tianshan Red Sea Venture Capital Co., Ltd. (喀什天山红海创业投资有限公司), Shenzhen Litong Industry Investment Fund Co., Ltd. (深圳市利通产业投资基金有限公司), Dong Jianming (董健明), Gao Yaping (高雅萍), Guangzhou Lekong Investment Partnership (Limited Partnership) (广州乐控投资合伙企业(有限合伙)), Qiu Zhongwei (邱中伟), Tang Liang (唐亮) and Linzhi Lichuang Information Technology Co., Ltd. (林芝利创信息技术有限公司);

4.

Voting Trust Agreement (股东表决权委托协议) dated as of March 26, 2018 among Beijing Tencent Music, Guangzhou Kugou, Xie Guomin (谢国民), Xie Zhenyu (谢振宇), Hu Huan (胡欢), Xu Hanjie (徐汉杰), Hangzhou Yong Xuan Yong Ming Capital Investment Partnership (Limited Partnership) (杭州永宣永铭股权投资合伙企业(有限合伙)), Kashi Tianshan Red Sea Venture Capital Co., Ltd. (喀什天山红海创业投资有限公司), Shenzhen Litong Industry Investment Fund Co., Ltd. (深圳市利通产业投资基金有限公司), Dong Jianming (董健明), Gao Yaping (高雅萍), Guangzhou Lekong Investment Partnership (Limited Partnership) (广州乐控投资合伙企业(有限合伙)), Qiu Zhongwei (邱中伟), Tang Liang (唐亮) and Linzhi Lichuang Information Technology Co., Ltd. (林芝利创信息技术有限公司); and

5.

Spousal Consents (同意函) issued by (i) each of Zhang Yingzi (张英姿) and Zhang Chunbo (张春波) on March 26, 2018, and (ii) Wang Xiaoqing (王晓青) on July 25, 2018, (iii) each of Zhou Hongyi (周鸿祎) and He Chunxia (何春霞) on July 26, 2018 and (iv) Wang Meiqi (王玫琦) on July 28, 2018.

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Beijing Kuwo

1.	Exclusive Technical Service Agreement (独家技术服务协议) dated as of July 12, 2016 between Yeelion Online and Beijing Kuwo;

2.

Exclusive Option Agreement (独家购买权协议) dated as of July 12, 2016 among Yeelion Online, Beijing Kuwo, Xie Guomin (谢国民), Shi Lixue (史力学), and Linzhi Lichuang Information Technology Co., Ltd. (林芝利创信息技术有限公司);

3.	Voting Trust Agreement (股东表决权委托协议) dated as of July 12, 2016 among Yeelion Online, Beijing Kuwo, Xie Guomin (谢国民), Shi Lixue (史力学), and Linzhi Lichuang Information Technology Co., Ltd. (林芝利创信息技术有限公司);

4.

Equity Interest Pledge Agreement (股权质押协议) dated as of July 12, 2016 among Yeelion Online, Beijing Kuwo, Xie Guomin (谢国民), Shi Lixue (史力学), and Linzhi Lichuang Information Technology Co., Ltd. (林芝利创信息技术有限公司);

5.	Loan Agreement (借款协议) dated as of July 12, 2016 among Yeelion Online, Xie Guomin (谢国民) and Shi Lixue (史力学); and

6.	Spousal Consent (同意函) issued by Wang Meiqi (王玫琦) on July 28, 2018.

Shenzhen Ultimate Music

1.	Exclusive Business Cooperation Agreement (独家业务合作协议) dated as of January 11, 2018 between Shenzhen Ultimate WFOE and Shenzhen Ultimate Music;

2.	Exclusive Option Agreement (独家购买权协议) dated as of January 11, 2018 among Shenzhen Ultimate WFOE, Shenzhen Ultimate Music, Ding Gang (丁纲), Ma Xiudong (马秀东) and Tencent Music Shenzhen;

3.	Equity Interest Pledge Agreement (股权质押协议) dated as of January 11, 2018 among Shenzhen Ultimate WFOE, Shenzhen Ultimate Music, Ding Gang (丁纲), Ma Xiudong (马秀东) and Tencent Music Shenzhen;

4.	Power of Attorney (授权委托书) dated as of January 11, 2018 issued by each of Ding Gang (丁纲), Ma Xiudong (马秀东) and Tencent Music Shenzhen respectively; and

5.	Spousal Consents (同意函) dated as of January 11, 2018 issued by each of Xu Wenyu (徐文宇) and Hou Haixia (侯海霞) respectively.

Xizang Qiming

1.	Exclusive Business Cooperation Agreement (独家业务合作协议) dated as of February 8, 2018 between Beijing Tencent Music and Xizang Qiming;

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2.	Exclusive Option Agreement (独家购买权协议) dated as of February 8, 2018 among Beijing Tencent Music, Yang Qihu (杨奇虎), Hu Min (胡敏) and Xizang Qiming;

3.	Equity Interest Pledge Agreement (股权质押协议) dated as of February 8, 2018 among Beijing Tencent Music, Yang Qihu (杨奇虎), Hu Min (胡敏) and Xizang Qiming;

4.	Loan Agreement (借款协议) dated as of February 8, 2018 between Beijing Tencent Music and Yang Qihu (杨奇虎);

5.	Loan Agreement (借款协议) dated as of February 8, 2018 between Beijing Tencent Music and Hu Min (胡敏);

6.	Power of Attorney (授权委托书) dated as of February 8, 2018 issued by each of Yang Qihu (杨奇虎) and Hu Min (胡敏) respectively; and

7.	Spousal Consent (同意函) dated as of February 8, 2018 issued by Guo Jin (郭晋).

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